UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

755 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices, with zip code)

(408) 731-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 20, 2010, MoSys, Inc. (the “Company”) entered into a Lease Agreement with Mission West Properties, L.P.I (the “Lessor”) pursuant to which the Company will lease approximately 47,000 square feet of a 64,500 square foot building located at 3301 Olcott Street in Santa Clara, California, commencing on or about August 1, 2010.  Under the lease, the Company will pay the Lessor a monthly fee for its pro-rated share of specified common area charges (including maintenance costs, property taxes and insurance), in addition to base rent.  The Lessor has also agreed to make specific improvements to the premises at its sole cost and expense at the beginning of the lease term.

The monthly base rent is $49,230 for the first 12 months of the lease and will increase by 3% of the prior year’s base rent at the beginning of each 12-month period thereafter.  The monthly fee for the common area charges is $9,612 for the first 12 months of the lease and will be adjusted at the beginning of each 12-month period thereafter based on the Lessor’s estimate of costs for the upcoming period.  At the end of each such 12-month period, the total amount of common area charges paid by the Company will be reconciled with the actual costs to the Lessor during that period.

The lease term is 120 months.  The Company has an option to extend the lease for two additional five-year periods at 95% of the then fair market monthly rent rate.  After the first two years of the lease, the Company may terminate the lease early in the event that it has signed a lease to move into a facility that is also owned by the Lessor or one of its affiliates and is at least 20% larger.  The Company may also terminate the lease at the end of 60 or 90 months if the Company has sold all or substantially all of its assets to an independent buyer or if the Lessor cannot accommodate the Company’s future expansion requirements, provided that the Company pays the Lessor an amount equal to the outstanding unamortized balance of the initial improvements. The Company also has a right of first refusal to expand into the remaining premises of the building under specified conditions.

The chief executive officer and chairman of the board of the Lessor is Carl E. Berg.  Mr. Berg is a director of the Company and a member of the Company’s Compensation and Audit Committees.  Mr. Berg beneficially owns approximately 5% of the Company’s common stock, and his daughter’s trust beneficially owns approximately 7% of the Company’s common stock.

The foregoing summary of the lease agreement is qualified in its entirety by reference to the text of the lease agreement, which is attached as Exhibit No. 10.35 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.35	Lease Agreement between Registrant and Mission West Properties, L.P.I, dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: July 22, 2010	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.35	Lease Agreement between Registrant and Mission West Properties, L.P.I, dated July 19, 2010.